Exhibit 99.1

PHAZAR CORP Reports Third Quarter Fiscal 2013 Financial Results

MINERAL WELLS, Texas--(BUSINESS WIRE)--April 22, 2013--PHAZAR CORP, (NASDAQ: ANTP) designs, manufactures and markets antennas, towers, support structures, masts and communication accessories worldwide. Today, PHAZAR CORP announces the unaudited results of operations for the three and nine month periods ended March 31, 2013.

Third Quarter Fiscal Year 2013

PHAZAR CORP’s consolidated sales from operations were $1,643,108 for the quarter ended March 31, 2013 compared to sales of $1,485,107 for the quarter ended March 31, 2012. The Company’s increase in revenues of $158,001, or 11%, is attributed to a 12% increase in the commercial wireless product line for the comparative quarters. Cost of sales and contracts from operations were $956,228 for the quarter ended March 31, 2013, compared to $651,211 for the quarter ended March 31, 2012, up $305,017, or 47% attributable to higher level of sales and an increase in plant utilization overhead charged to cost of goods sold. Gross profit margin for the quarter, at 42% is down fourteen basis points from the 56% gross profit margin reported in the comparable period last year.

Selling, general and administration expenses were down 41% for the quarter ended March 31, 2013, to $659,296 from $1,113,677 in the prior year, reflecting an increase in plant utilization overhead charged to cost of goods sold, lower level of wages and stock compensation expense partially offset by higher level of legal and professional costs for the comparative quarters. Discretionary product development spending for the quarter ended March 31, 2013 was $172,553, or 11% of sales, compared to $171,075, or 12% of sales for the comparable period last year.

The Company recorded a net loss of $168,196, or $(0.07) per share for the three month period ended March 31, 2013 compared to a net loss of $286,471 or $(0.12) per share for the comparable period in the prior year.

Nine Month Period Ending March 31, 2013

Consolidated sales from operations for PHAZAR CORP were $4,298,074 for the nine months ended March 31, 2013 compared to $4,992,692 for the nine months ended March 31, 2012. The Company’s sales fell by $694,618, or 14% attributable to a $1,116,454 non-recurring antenna shipment to EID-Portugal in fiscal year 2012 partially offset by an upturn in commercial wireless, shipboard and safety climb product lines during fiscal year 2013.

Costs of sales and contracts from operations were $3,207,190 for the nine months ended March 31, 2013 compared to $2,703,592 for the nine months ended March 3, 2012, up $503,598, or 19%. The increase is attributed to the $600,000 slow moving inventory reserve recorded in the first quarter of fiscal year 2013 and an increase in plant utilization overhead offset by a decline in revenues over the nine month period. The gross profit margin for the nine month period ended March 31, 2013, at 25% was down twenty one basis points compared to the gross profit margin of 46% for the same period in the prior year.

Selling, general and administration expenses of $1,790,844 are down $787,791, or 31% for the nine months ended March 31, 2013 compared to $2,578,635 for the nine month period ended March 31, 2012. The $787,791 decline related to an increase in plant utilization overhead charged to cost of goods sold, along with a lower level of wages and stock compensation expense partially offset by an increase in legal and professional fees for the nine month period ended March 31, 2013 compared to the same nine month period in prior year. The impairment of note receivable reflects a $1,547,513 impairment charge on the Tracciare, Inc. note receivable.

Discretionary product development spending for the nine month period ended March 31, 2013 was $531,525, or 12% of sales, compared to $397,935, or 8% of sales for the comparable period last year. Year over year there is an increase of $133,590 in discretionary product development spending. The increase represents continued product development for the commercial wireless product line.

The Company recorded a net loss of $3,187,683, or $(1.37) per share for the nine month period ended March 31, 2013 compared to a net loss of $402,255, or $(0.17) per share for the comparable period in the prior year.

Backlog of Orders

The Company’s backlog of orders on March 31, 2013, totaled $2,223,663, up 53% compared to backlog of $1,449,250 at March 31, 2012 and up 49% from June 30, 2012. Incoming orders for the nine month period ended March 31, 2013 totaled $5,047,991 versus $4,190,148 for the nine month period ended March 31, 2012, an increase of 20% year over year.

Cash and Cash Equivalents

Cash and cash equivalents of $683,499 at March 31, 2013 are up $154,623, or 29% compared to a balance of $528,876 as of June 30, 2012. The primary components of the increase in cash at the end of the period consists of $500,000 of cash provided from the funding of a promissory note from QAR Industries, Inc. offset by $272,025 of cash used in operating activities, consisting of a $277,739 increase in inventories (net of slow moving reserve) associated with work in process jobs scheduled to ship later in the fiscal year and a $138,489 decrease in accounts payable.

Financing Activities

There was $500,000 of financing activities from the funding of the promissory note from QAR Industries, Inc. during the nine month periods ended March 31, 2013. At March 31, 2013 and 2012, PHAZAR CORP had no long-term debt outstanding.

Expected Going Private Transaction and Capital Liquidity

The Company has entered into an agreement by which it will go private no later than July 31, 2013, provided it receives shareholder approval. The Company currently anticipates that it has adequate operating capital through the close of the transaction. Should the Company experience unexpected operational difficulties or delays in the transaction closing or if the transaction is not consummated for any reason, the Company will most likely need additional capital, including capital to repay the $500,000 loan received from QAR Industries, Inc. which carries a maturity date of July 31, 2013. There is no guarantee that the Company will be able to procure additional capital and if it is successful, it is likely that such capital will be highly dilutive to current shareholders.

More information and analysis of PHAZAR CORP’s financial results will be provided in the management discussion and analysis of financial condition and results of operations in the Form 10-Q for the third quarter ended March 31, 2013, estimated to be filed with the Securities and Exchange Commission on or about April 22, 2013.

The Form 10-Q will also be available at the SEC’s website at www.sec.gov and PHAZAR CORP’s website at www.phazarcorp.com.

Product information is available at www.antennaproducts.com and www.phazar.com.

The common stock of PHAZAR CORP is listed on the NASDAQ Capital Market under the trading symbol “ANTP”. This press release contains forward-looking information within the meaning of Section 29A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performances and underlying assumption and other statements, which are other than statements of historical facts. Certain statements contained herein are forward-looking statements and, accordingly, involve risks and uncertainties, which could cause actual results, or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, including without limitations, management’s examination of historical operating trends, data contained in the Company’s records and other data available from third parties, but there can be no assurance that management’s expectations, beliefs or projections will result, or be achieved, or accomplished.

PHAZAR CORP AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31, 2013 (Unaudited)	June 30, 2012
CURRENT ASSETS
Cash and cash equivalents	$683,499	$528,876
Accounts receivable:
Trade, net of allowance for doubtful accounts of $0
as of March 31, 2013 and June 30, 2012	708,147	880,342
Inventories (net of slow moving reserve)	2,054,166	2,376,427
Note receivable (net of impairment reserve)	-	1,477,161
Prepaid expenses and other assets	50,282	95,231
Income taxes receivable	29,321	29,321
Deferred income taxes	-	211,674
Total current assets	3,525,415	5,599,032

Property and equipment, net	899,015	997,426
Long-term deferred income tax		301,547
TOTAL ASSETS	$4,424,430	$6,898,005

CURRENT LIABILITIES
Accounts payable	$136,139	$274,628
Accrued liabilities	320,869	300,637
Note payable – QAR Industries, Inc.	500,000	-
Deferred revenues	262,341	19,619
Liabilities held for discontinued operations	114,571	114,571
Total current liabilities	$1,333,920	$709,455

TOTAL LIABILITIES	$1,333,920	$709,455

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred Stock, $1 par, 2,000,000 shares authorized, none issued
or outstanding, attributes to be determined when issued	-	-

Common stock, $0.01 par, 6,000,000 shares authorized
2,330,337 issued and outstanding on March 31, 2013 and 2,391,628 issued June 30, 2012	23,304	23,917

Additional paid in capital	4,610,138	4,735,800
Treasury stock, at cost, 0 and 74,691 shares on March 31, 2013
and June 30, 2012, respectively	-	(215,918)
Retained earnings (accumulated deficit)	(1,542,932)	1,644,751
Total shareholders’ equity	3,090,510	6,188,550

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$4,424,430	$6,898,005

PHAZAR CORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
Sales and contract revenues	$ 1,643,108	$1,485,107	$4,298,074	$4,992,692
Cost of sales and contracts	956,228	651,211	3,207,190	2,703,592
Gross profit	686,880	833,896	1,090,884	2,289,100

Selling, general and administration expenses	659,296	1,113,677	1,790,844	2,578,635
Impairment of note receivable	31,175	-	1,547,513	-
Research and development costs	172,553	171,075	531,525	397,935
Total operating expenses	863,024	1,284,752	3,869,882	2,976,570

Operating loss	(176,144)	(450,856)	(2,778,998)	(687,470)

Other income
Interest income (expense)	(815)	23,759	50,952	91,636
Other income	8,763	8,622	53,793	19,973
Total other income	7,948	32,381	104,745	111,609

Loss from operations before income taxes	(168,196)	(418,475)	(2,674,253)	(575,861)

Income tax expense (benefit)	-	(142,282)	513,430	(195,793)

Net loss before discontinued operations	(168,196)	(276,193)	(3,187,683)	(380,068)

Loss from discontinued operations	-	(15,572)	-	(33,616)
Income tax benefit from discontinued operations	-	5,294	-	11,429
Net loss from discontinued operations	-	(10,278)	-	(22,187)

Net loss	$(168,196)	$(286,471)	$(3,187,683)	$(402,255)

Basic loss per common share
Continuing operations	$(0.07)	$(0.12)	$(1.37)	$(0.16)
Discontinued operations	-	-	-	(0.01)
Net loss	$(0.07)	$(0.12)	$(1.37)	$(0.17)

Diluted loss per common share
Continuing operations	$(0.07)	$(0.12)	$(1.37)	$(0.16)
Discontinued operations	-	-	-	(0.01)
Net loss	$(0.07)	$(0.12)	$(1.37)	$(0.17)

Basic weighted average of common shares outstanding	2,325,795	2,315,080	2,321,983	2,313,264
Diluted weighted average of common shares outstanding	2,325,795	2,315,080	2,321,983	2,313,264

PHAZAR CORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	March 31, 2013 (Unaudited)	March 31, 2012 (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,187,683)	$(402,255)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	98,411	97,040
Provision for slow moving inventory	600,000	-
Impairment of note receivable	1,547,513	-
Loss from discontinued operations	-	22,187
Stock based compensation	89,643	206,808
Deferred federal income tax	513,221	(178,260)
Changes in operating assets and liabilities:
Accounts receivable	172,195	96,928
Inventories	(277,739)	56,466
Prepaid expenses and other assets	44,949	73,544
Income taxes receivable	-	207,045

Accounts payable	(138,489)	(22,168)
Accrued liabilities	20,232	98,117
Deferred revenues	242,722	2,265
Net cash used in discontinued operations	-	(85,676)
Net cash provided by (used in) operating activities	(275,025)	172,041

CASH FLOWS FROM INVESTING ACTIVITIES:
Funding of note receivable	(70,352)	(399,369)
Purchase of property and equipment	-	(84,560)
Net cash used in investing activities	(70,352)	(483,929)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from QAR Industries, Inc. note payable	500,000	-
Net cash provided by financing activities	500,000	-

Net increase (decrease) in cash and cash equivalents	154,623	(311,888)

CASH AND CASH EQUIVALENTS, beginning of period	528,876	1,169,318
CASH AND CASH EQUIVALENTS, end of period	$683,499	$857,430

CONTACT:
PHAZAR CORP
Kathy Kindle, 940-325-3301
Fax: 940-325-0716
kindle@phazarcorp.com